                                                                     EXHIBIT 11


                                 CELERITEK, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        Three months ended      Nine months ended
                                                           December 31,            December 31,
                                                        ------------------------------------------
PRIMARY                                                  1996        1995        1996        1995
-------                                                 ------      ------      ------      ------
Net income .......................................      $  712      $  633      $2,643      $1,232
                                                        ======      ======      ======      ======

Common and common equivalent shares outstanding:
    Common Stock .................................       7,034       5,196       6,999       5,053
    Options ......................................         351         387         349         215
Common and common stock equivalent shares related
  to stock and option issuances in accordance with
  SAB No. 55, 64, and 83 .........................        --          --          --           198
                                                        ------      ------      ------      ------
Common and common equivalent shares used in
  computing per share amounts ....................       7,385       5,583       7,348       5,466
                                                        ======      ======      ======      ======
Net income per share .............................      $ 0.10      $ 0.11      $ 0.36      $ 0.23
                                                        ======      ======      ======      ======


                                                        Three months ended       Nine months ended
                                                           December 31,             December 31,
                                                        ------------------------------------------
FULLY DILUTED                                            1996        1995        1996        1995
-------------                                           ------      ------      ------      ------
Net income .......................................      $  712      $  633      $2,643      $1,232
                                                        ======      ======      ======      ======

Common and common equivalent shares outstanding:
    Common Stock .................................       7,034       5,196       6,999       5,053
    Options ......................................         351         439         350         304
Common and common stock equivalent shares related
  to stock and option issuances in accordance with
  SAB No. 55, 64, and 83 .........................        --          --          --           198
                                                        ------      ------      ------      ------
Common and common equivalent shares used in
  computing per share amounts ....................       7,385       5,635       7,349       5,555
                                                        ======      ======      ======      ======
Net income per share .............................      $ 0.10      $ 0.11      $ 0.36      $ 0.22
                                                        ======      ======      ======      ======